GUARDIAN VARIABLE PRODUCTS TRUST – POWER OF ATTORNEY

Each of the undersigned Trustees and officers of Guardian Variable Products Trust hereby separately constitutes and appoints each of Douglas Dubitsky, Richard T. Potter, and John H. Walter, jointly and severally, as the undersigned’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place, and stead, in any and all capacities, to sign the Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940 of Guardian Variable Products Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or substitute or substitutes therefor, may do or cause to be done by virtue thereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

WITNESS our hands on the date set forth below.

Name	Title(s)	Date

/s/ Douglas Dubitsky	President (Principal Executive Officer) and Trustee	August 9, 2016
Douglas Dubitsky

/s/ John H. Walter	Senior Vice President and Treasurer (Principal Financial and Accounting Officer)	August 9, 2016
John H. Walter

/s/ Marc Costantini	Chairman and Trustee	August 9, 2016
Marc Costantini

/s/ Bruce W. Ferris	Trustee	August 9, 2016
Bruce W. Ferris

/s/ Theda R. Haber	Trustee	August 9, 2016
Theda R. Haber

/s/ Marshall Lux	Trustee	August 9, 2016
Marshall Lux

/s/ Lisa K. Polsky	Trustee	August 9, 2016
Lisa K. Polsky

/s/ John Walters	Trustee	August 9, 2016
John Walters